QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

              We hereby consent to the incorporation by reference and to the use in this Registration Statement on Form S-3 of our report dated February 9, 2000 relating to the financial statements and financial statement schedules for the years ended December 31, 1998 and 1999, which appears in Invision Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
February 11, 2002

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS